As filed with the Securities and Exchange Commission on October 24 , 2017

Registration No. 333- 220336

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	8742	20-2932652
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7621 Little Avenue,

Suite 414, Charlotte, NC 28226

(Address and telephone number of principal executive offices and principal place of business)

Michael D. Pruitt

Chief Executive Officer

Chanticleer Holdings, Inc.

7621 Little Avenue, Suite 414

Charlotte, NC 28226

(704) 366-5122

(Name, address and telephone number of agent for service)

With copy to:

Ruba Qashu

Libertas Law Group, Inc.

225 Santa Monica Boulevard, 5th Floor

Santa Monica, CA 90401

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Estimated Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Secondary Offering by Selling Shareholders:
Common Stock, par value $0.0001 per share	1,200,000	$3.50	$2,430,000	$668	(2)

(1) There are being registered hereunder up to 1,200,000 shares of common stock issuable upon exercise of outstanding warrants that may be sold from time to time pursuant to this registration statement by the selling shareholders named herein. The securities registered hereunder also include such indeterminate number of shares of common stock as may be issued upon exercise of warrants pursuant to the antidilution provisions of any of such warrants. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) With respect to shares of common stock to be offered by the selling shareholders in the secondary offering, the price has been estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(g) under the Securities Act. Fee paid with initial filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

Subject to completion, dated October 24 , 2017

PROSPECTUS

CHANTICLEER HOLDINGS, INC.

1,200,000 Shares of Common Stock

This prospectus also covers the resale by the selling shareholders identified in the “Selling Shareholders” section of this prospectus of up to an aggregate of 1,200,000 shares of our common stock issuable upon exercise of outstanding warrants. We will not receive any of the proceeds from the sale of shares of our common stock by the selling shareholders. We may receive up to $4,200,000 upon the exercise of the outstanding warrants.

Shares of our common stock are traded on the NASDAQ Capital Market (“Nasdaq”) under the symbol “HOTR”. On October 24 , 2017, the closing sales price for our common stock was $2.32 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 6 of this prospectus as well as the risk factors and other information in any documents we incorporate by reference into this prospectus to read about important factors you should consider before investing.

Neither we nor any selling shareholder has authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and an accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October [•] , 2017

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). You should read both this prospectus together with additional information described under the heading “Where You Can Find More Information”.

Unless the context otherwise requires, “Chanticleer,” “Company,” “we,” “us” and “our” refer to Chanticleer Holdings, Inc. and its consolidated subsidiaries, and “selling shareholders” and “selling shareholder” refer to one or more selling shareholders identified in the “Selling Shareholders” section of this prospectus. References to “securities” include any security that we or the selling shareholders might offer under this prospectus or any prospectus supplement.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. We will also provide you with a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus or the registration statement of which it is a part upon written or oral request, and at no cost to you. If you would like to request any reports or documents from the company, please contact Investor Relations at Chanticleer Holdings, Inc., 7621 Little Avenue, Suite 414, Charlotte, NC 28226, (704) 366-5122 or at ir@chanticleerholdings.com.

Our Internet address is www.chanticleerholdings.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web address is included in this document as an inactive textual reference only.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.

We are incorporating by reference the following documents that we have filed with the SEC (other than any filing or portion thereof that is furnished, rather than filed, under applicable SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 31, 2017;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017 and June 30, 2017 filed with the SEC on May 15, 2017 and August 14, 2017, respectively;

●	our Current Reports on Form 8-K dated January 13, 2017, January 17, 2017, February 15, 2017, March 15, 2017, March 28, 2017, April 4, 2017, May 5, 2017, May 15, 2017, May 18, 2017 (as amended via Amendments No. 1 and No. 2 on May 19, 2017), June 12, 2017, August 9, 2017, August 14, 2017, August 30, 2017 and October 13, 2017 ;

●	all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the end of our 2016 fiscal year; and

●	the description of our common stock contained in the prospectus, constituting part of our Registration Statement on Form S-1 (File No. 333-178307) filed with the SEC on December 2, 2011, and subsequently amended on December 8, 2011, February 3, 2012, February 22, 2012, April 12, 2012, May 21, 2012, May 30, 2012, June 5, 2012, and June 19, 2012.

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All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus.

Our Internet address is www.chanticleerholdings.com and the URL where incorporated reports and other reports may be accessed is http://ir.stockpr.com/chanticleerholdings/all-sec-filings.

The reports incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the reports and documents that are incorporated by reference, including exhibits to such reports and documents, in this prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. Requests for such copies should be directed to the following:

Chanticleer Holdings, Inc.

Investor Relations

7621 Little Avenue, Suite 414

Charlotte, North Carolina 28226

(704) 366-5122

ir@chanticleerholdings.com

Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this prospectus.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, within the meaning of the Federal securities laws, which involve substantial risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “outlook”, “believes”, “plans”, “intends”, “expects”, “goals”, “potential”, “continues”, “may”, “should”, “seeks”, “will”, “would” ,”approximately”, “predicts”, “estimates”, “anticipates” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There will be events in the future, however, that we are not able to predict accurately or control. The factors listed under “Risk Factors” in this prospectus and in any documents incorporated by reference into this prospectus as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Such risks and uncertainties include, among other things, risks and uncertainties related to:

●	The quality of Company and franchise store operations and changes in sales volume
●	Our ability to operate our business and generate profits. We have not been profitable to date;
●	Inherent risks in expansion of operations, including our ability to acquire additional territories, generate profits from new restaurants, find suitable sites and develop and construct locations in a timely and cost-effective way;
●	Inherent risks associated with acquiring and starting new restaurant concepts and store locations;
●	General risk factors affecting the restaurant industry, including current economic climate, costs of labor and food prices;
●	Intensive competition in our industry and competition with national, regional chains and independent restaurant operators;
●	Our rights to operate and franchise the Hooters-branded restaurants are dependent on the Hooters’ franchise agreements;

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●	Our ability, and our dependence on the ability of our franchisees, to execute on our and their business plans effectively;
●	Actions of our franchise partners or operating partners which could harm our business;
●	Failure to protect our intellectual property rights, including the brand image of our restaurants;
●	Changes in customer preferences and perceptions;
●	Increases in costs, including food, rent, labor and energy prices;
●	Our business and the growth of our Company is dependent on the skills and expertise of management and key personnel;
●	Constraints could affect our ability to maintain competitive cost structure, including, but not limited to labor constraints;
●	Work stoppages at our restaurants or supplier facilities or other interruptions of production;
●	Our food service business and the restaurant industry are subject to extensive government regulation;
●	We may be subject to significant foreign currency exchange controls in certain countries in which we operate;
●	Inherent risk in foreign operations and currency fluctuations;
●	Unusual expenses associated with our expansion into international markets;
●	The risks associated with leasing space subject to long-term non-cancelable leases;
●	We may not attain our target development goals and aggressive development could cannibalize existing sales;
●	Current conditions in the global financial markets and the distressed economy;
●	A decline in market share or failure to achieve growth;
●	Negative publicity about the ingredients we use, or the potential occurrence of food-borne illnesses or other problems at our restaurants;
●	Breaches of security of confidential consumer information related to our electronic processing of credit and debit card transactions;
●	Unusual or significant litigation, governmental investigations or adverse publicity, or otherwise;
●	Our debt financing agreements expose us to interest rate risks, contain obligations that may limit the flexibility of our operations, and may limit our ability to raise additional capital;
●	Adverse effects on our results from a decrease in or cessation or clawback of government incentives related to investments; and
●	Adverse effects on our operations resulting from certain geo-political or other events.

Before you invest in our securities, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus under the heading “Risk Factors” and in any documents incorporated by reference into this prospectus could have a material adverse effect on our business, results of operations and financial position. Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ will emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (or the “Exchange Act”).

RISK FACTORS

Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect our actual operating results, cash flows and financial condition. Before making an investment decision in our securities, you should carefully consider the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement and in our periodic reports filed with the SEC that are incorporated by reference herein (including the “Risk Factors” section set forth in Part I, Item IA of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Part II, Item IA of our Form 10Q for the quarterly period ended June 30, 2017) together with all of the other information appearing in this prospectus, in the applicable prospectus supplement or incorporated by reference into this prospectus in light of your particular investment objectives and financial circumstances.

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THE COMPANY

The Company

Chanticleer Holdings, Inc. was organized October 21, 1999, under its original name, Tulvine Systems, Inc., under the laws of the State of Delaware. On April 25, 2005, Tulvine Systems, Inc. formed a wholly owned subsidiary, Chanticleer Holdings, Inc., and on May 2, 2005, Tulvine Systems, Inc. merged with, and changed its name to, Chanticleer Holdings, Inc.

Our Business

Better Burgers Fast Casual

We operate and franchise a system-wide total of 39 fast casual restaurants specializing the “Better Burger” category of which 27 are company-owned and 12 are owned and operated by franchisees under franchise agreements.

American Burger Company (“ABC”) is a fast-casual dining chain consisting of 9 locations in North Carolina, South Carolina and New York, known for its diverse menu featuring fresh salads, customized burgers, milk shakes, sandwiches, and beer and wine.

BGR: The Burger Joint (“BGR”) was acquired in March 2015 and consists of 10 company-owned locations in the United States and 12 franchisee-operated locations in the United States and the Middle East.

Little Big Burger (“LBB”) was acquired in September 2015 and consists of 8 company-owned locations in the Portland, Oregon area.

We plan to accelerate expansion of our better burger business through a combination of company-owned stores, franchising and partnerships primarily in the United States. Within the Burger group, we plan to focus the majority of our resources on growing Little Big Burger, where we are realizing industry-leading margins and returns on capital from our current store locations. We are also considering opportunities to expand the better burger business internationally, primarily focusing on those regions where we operate Hooters restaurants to leverage our local infrastructure and management teams across multiple brands. For our BGR and American Burger Company brands, we intend to open new stores in 2017, albeit at a slower pace than for our Little Big Burger Brand.

Just Fresh Fast Casual

We operate Just Fresh, our healthier eating fast casual concept with 7 company owned locations in Charlotte, North Carolina. Just Fresh offers fresh-squeezed juices, gourmet coffee, fresh-baked goods and premium-quality, made-to-order sandwiches, salads and soups. We currently hold a 56% controlling interest in Just Fresh.

Our plans for Just Fresh include maximizing cash flow from our current locations while we evaluate the optimal growth strategy for the brand. As we have allocated the majority of our current internal and financial resources on growing Little Big Burger, we do not anticipate opening new Just Fresh locations in the near term. However, we believe the Just Fresh tradename and operating model provides significant untapped potential for future growth as a company or franchise model and intend to formalize the longer-term growth strategy for this brand over the coming year.

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Hooters Full Service

Hooters restaurants are casual beach-themed establishments featuring music, sports on large flat screens, and a menu that includes seafood, sandwiches, burgers, salads, and of course, Hooters original chicken wings and the “nearly world famous” Hooters Girls.

We own and operate 9 Hooters full service restaurants in the United States, South Africa, and the United Kingdom. Chanticleer started initially as an investor in Hooters of America and, subsequently evolved into a franchisee operator. We continue to hold a minority investment stake in Hooters of America and operate Hooters restaurants in our regions. However, we do not currently intend to invest in growing the Hooters segment and instead plan to utilize the cash flows from this segment to support growth in our other fast casual brands.

Restaurant Geographic Locations

United States

We currently operate ABC, BGR and LBB restaurants in the United States as our Better Burger Group. ABC is located in North Carolina, South Carolina and New York. BGR operates company restaurants in the mid-Atlantic region of the United States, as well as franchise locations in the US and internationally. LBB operates in the Portland and Eugene, Oregon areas.

We operate Just Fresh restaurants in the Charlotte, North Carolina area.

We operate Hooters restaurants in Tacoma, Washington and Portland, Oregon (“Hooters Pacific NW”). We also operate gaming machines in Portland, Oregon under license from the Oregon Lottery Commission.

South Africa

We currently own and operate 6 Hooters locations in South Africa: Durban, Pretoria, Port Elizabeth and Johannesburg (3 locations).

Europe

We currently own 100% of West End Wings, Ltd, the entity that holds the franchise rights and operates the Hooters restaurant in Nottingham, England (“Hooters Nottingham”).

Corporate Information

Our principal executive offices are located at 7621 Little Avenue, Suite 414, Charlotte, NC 28226. Our web site is www.chanticleerholdings.com.

USE OF PROCEEDS

In the case of a sale by the selling shareholders, we will not receive any of the proceeds from such sale. We may however receive up to $4,200,000 from the exercise of outstanding warrants by selling shareholders.

DESCRIPTION OF SECURITIES

DESCRIPTION OF COMMON STOCK

The following is a summary of the material terms of our common stock. This summary does not purport to be exhaustive and is qualified in its entirety by reference to our amended and restated certificate of incorporation, amended and restated bylaws and to the applicable provisions of Delaware law.

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We are authorized to issue 45,000,000 shares of common stock, $0.0001 par value. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; the holders of a majority of our outstanding shares of common stock may elect all directors. Holders of common stock are entitled to receive such dividends as may be declared by our board out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our directors are not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future. Holders of common stock do not have preemptive rights to subscribe to any additional shares we may issue in the future. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. Subject to certain exceptions, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

●	prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the date of determination whether the person is an “Interested Stockholder” did own, 15% or more of the corporation’s voting stock.

In addition, our authorized but unissued shares of common stock are available for our board to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans The existence of our authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The board of directors is also authorized to adopt, amend or repeal our bylaws, which could delay, defer or prevent a change in control.

SECURITIES HELD BY SELLING SECURITY HOLDERS

On May 4, 2017, pursuant to a Securities Purchase Agreement we sold and issued 8% non-convertible secured debentures in the principal amount of $6,000,000 and warrants to purchase 12,000,000 shares of common stock to accredited investors. Subsequently, on May 17, 2017, we effected a one-for-ten reverse stock split of our common stock. After the reverse stock split, each ten shares of common stock issued and outstanding were combined into one share of common stock, reducing the number of shares underlying the warrants to 1,200,000. The warrants have an exercise price, as adjusted for our reverse stock split, of $3.50, a ten-year term and are not exercisable until November 4, 2017. Warrants to purchase 800,000 shares include a beneficial ownership limit upon exercise of 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the warrant; warrants to purchase the remaining 400,000 shares (held by Larry S. Spitcaufsky, Trustee of Larry Spitcaufsky Family Trust UTD 1/19/88) include a beneficial ownership limit upon exercise of 19.99%. The shares of common stock underlying the warrants have registration rights, and, if the warrant shares are not registered, the holders will have the right to cashless exercise.

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SELLING SHAREHOLDERS

An aggregate of 1,200,000 shares of common stock may be offered for sale and sold from time to time pursuant to this prospectus by the selling shareholders and their respective transferees, distributees, pledgees, donees, assignees or other successors. We are paying all of the expenses in connection with such registration and the sale of the shares, other than selling commissions and the fees and expenses of counsel and other advisors to the selling shareholders. Information concerning the selling shareholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC.

The following table sets forth, for the selling shareholders to the extent known by us, the number of shares of our common stock beneficially owned, the number of shares of our common stock offered hereby and the number of shares and percentage of outstanding common stock to be owned after completion of this offering, assuming all shares offered hereby are sold. Other than Larry S. Spitcaufsky’s involvement with the Company, none of the selling shareholders has had any material relationship within the past three years with us or, to our knowledge, our affiliates. To our knowledge, none of the selling shareholders is a broker-dealer and/or affiliated with a broker-dealer.

All of the information contained in the table below is based solely upon information provided to us by the selling shareholders or otherwise known by us. In addition to the shares offered hereby, the selling shareholders may otherwise beneficially own our shares of common stock as a result of, among others, open market purchases, which information is not obtainable by us without undue effort and expense. The selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which the information regarding the shares beneficially owned was last known by us, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act.

The number of shares outstanding and the percentages of beneficial ownership are based on 3,000,391 shares of our common stock issued and outstanding as of October 23, 2017.

For the purposes of the following table, the number of shares of our common stock beneficially owned has been determined in accordance with Rule 13d-3 under the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which a selling shareholder has sole or shared voting power or investment power and also any shares that that selling shareholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option.

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Name of Selling Shareholder	Number of Shares Owned Before Offering	Number of Shares Being Offered	Number of Shares Owned After Offering		Percent of Shares Owned After Offering

Larry S. Spitcaufsky, Trustee of Larry Spitcaufsky Family Trust UTD 1/19/88 (1)	552,292	400,000	152,292	(1)	5.1%
Jonathan and Nancy Glaser Family Trust DTD 12/16/98 (2)	200,000	200,000	0		0
Bryan Ezralow 1994 Trust UTD 12/22/94 (3)	538,749	300,000	238,749	(3)	8.0%
EMSE, LLC (4)	80,000	80,000	0		0
Marc Ezralow 1997 Trust UTD 11/26/1997 (5)	50,000	40,000	10,000	(5)	*
Elevado Investment Company, LLC (6)	40,000	40,000	0		0
SPA Trust UTD 9/13/2004 (7)	20,000	20,000	0		0
David Leff Family Trust UTD 2/03/1988 (8)	10,000	10,000	0		0
C and R Irrevocable Trust UTD 11/05/2007 (9)	10,000	10,000	0		0
Freedman 2006 Irrevocable Trust UTD 2/27/2006 (10)	10,000	10,000	0		0
Douglas S. Ramer	20,000	20,000	0		0
Joshua and Julie Ofman Family Trust (11)	20,000	20,000	0		0
Freedman Family Trust UTD 5/25/1982 (12)	10,000	10,000	0		0
Haddad Family Trust (13)	40,000	40,000	0		0

* Less than 1%

(1) Larry S. Spitcaufsky, as Trustee, exercises voting and dispositive control over these shares. Larry S. Spitcaufsky is a greater than 5% beneficial owner of the Company’s securities. In 2014, Mr. Spitcaufsky sold Pacific Northwest Hooters ® stores to the Company. Mr. Spitcaufsky is also the Company’s franchisee for Little Big Burger ® in California. Mr. Spitcaufsky is also a newly appointed director of the Company. Includes (i) warrants to purchase 34,020 shares; (ii) 10,000 shares and warrants to purchase 2,834 shares held by the Beverly Sue Spitcaufsky Trust, of which Larry Spitcaufsky is the trustee and his sister, Beverly Spitcaufsky, is the beneficiary; (iii) 200 shares held by Larry Spitcaufsky in an individual IRA account; (iv) 11,738 shares and warrants to purchase 2,834 shares held by the Larry S. Spitcaufsky Trust, of which Larry is the beneficiary and a co-trustee with his sister Nancy Spitcaufsky Eisner; (v) 10,000 shares and warrants to purchase 1,416 shares held by the Larry and Tiki Spitcaufsky Marital Trust, of which Larry Spitcaufsky is a beneficiary and a co-trustee with his wife Terese Kathlene Klos Spitcaufsky; (vi) 5,000 shares and warrants to purchase 1,416 shares held by the Blake Alexander Spitcaufsky Irrevocable Trust dated June 23, 1993, in which Larry Spitcaufsky participates in the decision making of investments of the trust; and (vii) warrants to purchase 2,834 shares held by the Cory Spitcaufsky Irrevocable Trust dated June 23, 1993, in which Larry Spitcaufsky participates in the decision making of investments of the trust.

(2) Jonathan Glaser, as Trustee, exercises voting and dispositive control over these shares.

(3) Bryan Ezralow, as Trustee, exercises voting and dispositive control over these shares. Includes warrants to purchase 36,000 shares of common stock expiring October 27 , 2019.

(4) Bryan Ezralow, Marshall Ezralow and Marc Ezralow exercise shared voting and dispositive control over these shares.

(5) Mark Ezralow, as Trustee, has voting and dispositive control over these shares.

Includes warrants to purchase 4,000 shares of common stock expiring October 27 , 2019.

(6) Bryan Ezralow, Marshall Ezralow and Marc Ezralow exercise shared voting and dispositive control over these shares.

(7) Mark Ezralow, as Trustee, has voting and dispositive control over these shares.

(8) David Michael Leff, as Trustee, exercises voting and dispositive control over these shares.

(9) David Leff and Karen Leff each exercise voting and dispositive control over these shares.

(10) Gary E. Freedman and Barbara S. Freedman exercise shared voting and dispositive control over these shares.

(11) Joshua Offman, as Trustee, exercises voting and dispositive control over these shares.

(12) Gary E. Freedman and Barbara S. Freedman exercise shared voting and dispositive control over these shares.

(13) David Haddad, as Trustee, exercises voting and dispositive control over these shares.

PLAN OF DISTRIBUTION

Subject to restrictions upon exercise set forth in the warrant agreements, the selling shareholders may sell or dispose of the securities in one or more of the following ways (or in any combination) from time to time:

●	through underwriters or dealers;

●	directly to a limited number of purchasers or to a single purchaser (including block transactions);

●	through agents; or

●	an offering of shares by way of a distribution to shareholders, partners or members.

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If the selling shareholders use underwriters in the sale, the securities will be acquired by the underwriters for their own account(s) and may be resold from time to time in one or more transactions, including:

●	negotiated transactions;

●	at a fixed public offering price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

The obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The selling shareholders may sell the securities through agents from time to time. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.

The selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

Because selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling shareholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the shares of common stock by the selling shareholders.

As used herein, “selling shareholders” includes donees, pledgees, distributees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a named selling shareholder as a gift, pledge, partnership distribution or other non-sale related transfer.

Underwriters and agents may be entitled under agreements entered into with the selling shareholders, if applicable, to indemnification by the selling shareholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our securities by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the rights and the shares of common stock offered by this prospectus have been passed upon for us by Libertas Law Group, Inc., Santa Monica, California.

EXPERTS

The consolidated financial statements of Chanticleer Holdings, Inc. as of and for the years ended December 31, 2016 and 2015 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by Cherry Bekaert LLP, an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

MATERIAL CHANGES

There have been no material changes in the Company’s affairs since its fiscal year ended December 31, 2016 that have not been described in its Quarterly Reports on Form 10-Q or Current Reports on Form 8-K pursuant to the Securities Exchange Act of 1934.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In addition, indemnification may be limited by state securities laws.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by us in connection with this offering of securities described in this registration statement. All amounts shown are estimates, except for the SEC registration fee. The Registrant will bear all expenses shown below.

SEC filing fee	$668
Accounting fees and expenses	$5,000
Legal fees and expenses	$5,000
Total	10,668

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Item 15.	Indemnification of Directors and Officers.

We are subject to the laws of Delaware on corporate matters, including their indemnification provisions. Section 102 of the General Corporation Law of Delaware (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The statute provides that indemnification pursuant to these provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Article Tenth of our certificate of incorporation, as amended, states that to the fullest extent permitted by the DGCL, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Under Article XI of our bylaws, any person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative, including any appeal therefrom, by reason of the fact that he is or was a director or officer of ours or was serving at our request as a director or officer of another entity or enterprise (including any subsidiary), may be indemnified and held harmless by us, and we may advance all expenses incurred by such person in defense of any such proceeding prior to its final determination, if this person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful. The indemnification provided in our bylaws is not exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits

See Exhibit Index attached hereto and incorporated herein by reference.

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Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to this offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to this offering prepared by, or on behalf of, the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to this offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in this offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on October 24 , 2017.

CHANTICLEER HOLDINGS, INC.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Michael D. Pruitt	Chief Executive Officer, Chairman, President (Principal Executive Officer)	October 24 , 2017
Michael D. Pruitt

/s/ Eric S. Lederer	Chief Financial Officer (Principal Accounting Officer)	October 24 , 2017
Eric S. Lederer

**	Director	October 24 , 2017
Gregory E. Kraut

**	Director	October 24 , 2017
Neil G. Kiefer

**	Director	October 24 , 2017
Keith J. Johnson

**	Director	October 24 , 2017
Russell Page

**By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Attorney-in-fact

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EXHIBIT INDEX

Exhibit	Description

2.1	Purchase Agreements for Australian Entities dated June 30, 2014 (Incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K, filed with the SEC on July 3, 2014)

3.1	Certificate of Incorporation (Incorporated by reference to the Exhibit 3.1.A to our Registration Statement on Form 10SB-12G, filed with the SEC on February 15, 2000 (File No. 000-29507)

3.2	Certificate of Merger, filed May 2, 2005 (Incorporated by reference to Exhibit 2.1 filed with our Quarterly Report on Form 10-Q, filed with the SEC on August 15, 2011)

3.3	Certificate of Amendment, filed July 16, 2008 (Incorporated by reference to Exhibit 3.1 filed with our Registration Statement on Form S-1/A (Registration No. 333-178307), filed with the SEC on February 3, 2012)

3.4	Certificate of Amendment, filed March 18, 2011 Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on March 18, 2011)

3.5	Certificate of Amendment, filed May 23, 2012 (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on May 24, 2012)

3.6	Certificate of Amendment, filed February 3, 2014 (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on February 4, 2014)

3.7	Certificate of Amendment, filed October 2, 2014 (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on October 2, 2014)

3.8	Form of Certificate of Designation of the Series 1 Preferred Stock (Incorporated by reference to Exhibit 3.8 to Registration Statement on Form S-1 (Registration No. 333-214319, as filed December 5, 2016)

3.9	Certificate of Amendment of Certificate of Incorporation of Chanticleer Holdings Inc. dated May 16, 2017 (Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K, as filed May 18, 2017)

3.8	Bylaws (Incorporated by reference to Exhibit 3.II.A to our Registration Statement on Form 10SB-12G, filed with the SEC on February 15, 2000 (File No. 000-29507))

4.1	Form of Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-1 (Registration No. 333-178307), filed with the SEC on December 2, 2011)

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4.2	Form of Unit Certificate dated June 2012 (Incorporated by reference to Exhibit 4.2 to our Registration Statement on Form S-1/A (Registration No. 333-178307), filed with the SEC on May 30, 2012)

4.3	Form of Warrant Agency Agreement dated June 2012 with Form of Warrant Certificate with $6.50 Exercise Price (Incorporated by reference to Exhibit 4.4 to our Registration Statement on Form S-1/A (Registration No. 333-178307), filed with the SEC on May 30, 2012)

4.4	Form of 6% Secured Subordinate Convertible Note dated August 2013 (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on August 5, 2013)

4.5	Form of Warrant for August 2013 Convertible Note with $3.00 Exercise Price (Incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K, filed with the SEC on August 5, 2013).

4.6	Form of Warrant for September 2013 Merger Agreement with $5.00 Exercise Price (Incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K, filed with the SEC on October 1, 2013)

4.7	Form of Warrant for September 2013 Subscription Agreement with $5.00 Exercise Price (Incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K, filed with the SEC on October 10, 2013)

4.8	Form of Warrant for November 2013 Subscription Agreement with $5.50 and $7.00 Exercise Price (Incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K, filed with the SEC on November 13, 2013)

4.9	Form of Warrant for January 2015 Subscription Agreement with $2.50 Exercise Price (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K/A, filed with the SEC on January 9, 2015)

4.10	Form of 8% Non-convertible Secured Debenture (Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K, as filed May 5, 2017)

4.11	Form of Warrant issued May 4, 2017 (Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K, as filed May 5, 2017)

4.12	Amendment to Warrant dated April 7, 2017 by and between Chanticleer Holdings, Inc., and Larry S. Spitcaufsky, Trustee of Larry Spitcaufsky Family Trust UTD 1-19-88 (Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K, as filed August 9, 2017)

4.13	Form of 2% Convertible Note issued March 10, 2017 (Incorporated by reference to Exhibit 4.4 to Quarterly Report on Form 10-Q for the period ended June 30, 2017, as filed August 14, 2017)

4.14	Form of Amendment to 6% Secured Convertible Note dated March 24, 2017 (Incorporated by reference to Exhibit 4.5 to Quarterly Report on Form 10-Q for the period ended June 30, 2017, as filed August 14, 2017)

4.15	Form of Warrant issued October 16, 2017 (Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K, as filed October 13, 2017)

5.1	Opinion of Libertas Law Group Inc., filed herewith.

10.1	Form of Franchise Agreement between the Company and Hooters of America, LLC (Incorporated by reference to Exhibit 10.2 to our Registration Statement on Form S-1 (Registration No. 333-178307), filed with the SEC on December 2, 2011)

10.2*	Chanticleer Holdings, Inc. 2014 Stock Incentive Plan effective February 3, 2014 (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on February 4, 2014)

10.3	Debt Assumption Agreements, dated July 1, 2014 (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on July 3, 2014)

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10.4	Gaming Assignment, dated July 1, 2014 (Incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K, filed with the SEC on July 3, 2014)

10.5	Asset Purchase Agreement by and between Chanticleer Holdings, Inc., The Burger Company, LLC and American Burger Morehead, LLC dated September 9, 2014 (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on September 10, 2014)

10.6	Asset Purchase Agreement by and between Chanticleer Holdings, Inc., Dallas Spoon, LLC and Express Working Capital, LLC d/b/a CapRock Services dated December 31, 2014 (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on January 6, 2015)

10.7	Form of Subscription Agreement dated January 2015 (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K/A, filed with the SEC on January 9, 2015)

10.8	Form of Note dated January 2015 (Incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K/A, filed with the SEC on January 9, 2015)

10.9	Form of Registration Rights Agreement dated January 2015 (Incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K/A, filed with the SEC on January 9, 2015)

10.10	Asset Purchase Agreement by and between Chanticleer Holdings, Inc., BGR Holdings, LLC and BGR Acquisition LLC, dated February 18, 2015 (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on February 18, 2015)

10.11	Membership Interest Purchase Agreement dated July 31, 2015 (Incorporated by reference to exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on August 3, 2015)

10.12	Form of Leak Out Agreement dated September 30, 2015 (Incorporated by reference to exhibit 10.2 to our Current Report on Form 8-K, filed with the SEC on October 5, 2015)

10.13	Form of Securities Account Control Agreement dated September 30, 2015 (Incorporated by reference to exhibit 10.3 to our Current Report on Form 8-K, filed with the SEC on October 5, 2015)

10.14	Stock Pledge and Security Agreement dated September 30, 2015 (Incorporated by reference to exhibit 10.4 to our Current Report on Form 8-K, filed with the SEC on October 5, 2015)

10.15	Asset Purchase Agreement by and between Chanticleer Holdings, Inc., BT’s Burgerjoint Management, LLC and BT Burger Acquisition, LLC dated March 31, 2015 (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on March 31, 2015)

10.16	Amendment No. 1 to Asset Purchase Agreement by and between Chanticleer Holdings, Inc., BT’s Burgerjoint Management, LLC and BT Burger Acquisition, LLC dated May 31, 2015 (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to Form S-3, Registration No. 333- 203679, as filed June 3, 2015)

10.17	Form of Securities Purchase Agreement by and between the Company and Carl Caserta dated February 11, 2015 (Incorporated by reference to Exhibit 10.1 to our Registration Statement on Form S-3 filed with the SEC on April 27, 2015)

10.18	Agreement dated April 24, 2015 by and among the Company, AT Media Corp. and Aton Select Fund, Ltd. (Incorporated by reference to Exhibit 10.2 to our Registration Statement on Form S-3 filed with the SEC on April 27, 2015)

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10.19	Registration Rights Agreement by and between the Company and Carl Caserta dated February 11, 2015 (Incorporated by reference to Exhibit 10.3 to our Registration Statement on Form S-3 filed with the SEC on April 27, 2015)

10.20	Membership Interest Purchase Agreement dated July 31, 2015 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K as filed with the SEC on August 3, 2015)

10.21	Form of Leak out Agreement (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K as filed with the SEC on October 5, 2015)

10.22	Form of Securities Account Control Agreement Form of Leak out Agreement (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K as filed with the SEC on October 5, 2015)

10.23	Stock Pledge and Security Agreement dated September 30, 2015 (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K as filed with the SEC on October 5, 2015)

10.24	Business sale agreement to purchase the assets of Hoot Campbelltown Pty Ltd and Hoot Penrith Pty Ltd for the purchase price of $390,000 AUD dated August 12, 2015 (Incorporated by reference to Exhibit 10.24 to Annual Report on Form 10K for the period ending December 31, 2015, as filed March 30, 2016)

10.25	Business sale agreement to purchase the assets of Hoot Gold Coast Pty Ltd and Hoot Townsville Pty Limited dated August 12, 2015 (Incorporated by reference to Exhibit 10.25 to Annual Report on Form 10K for the period ending December 31, 2015, as filed March 30, 2016)

10.26	Business sale agreement to purchase the assets of Hoot Parramatta Pty Ltd dated August 13, 2015 (Incorporated by reference to Exhibit 10.26 to Annual Report on Form 10K for the period ending December 31, 2015, as filed March 30, 2016)

10.27	Second Amendment to Assumption and Assignment Agreement dated October 22, 2016 by and between the Company and Florida Mezzanine Fund, LLLP (Incorporated by reference to Exhibit 10.27 to Registration Statement on Form S-1 (Registration No. 333-214319, as filed October 28, 2016)

10.28	Form of Exchange Agreement dated March 10, 2017 by and between the Company and certain note holders (Incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10Q to the period ending June 30, 2017, as filed August 4, 2017)

10.29	Form of Exchange Agreement by and between Chanticleer Holdings Inc. and holders of 8% Notes dated March 10, 2017 (Incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q for the period ended June 30, 2017, as filed August 14, 2017)

10.30	Securities Purchase Agreement dated May 4, 2017 by and between Chanticleer Holdings Inc. and certain purchasers (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, as filed May 5, 2017)

10.31	Security Agreement dated May 4, 2017 by and between Chanticleer Holding’s Inc. and holders of 8% Non-convertible Secured Debentures (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K, as filed May 5, 2017)

10.32	Subsidiary Guarantee dated May 4, 4017 by and between the subsidiaries of Chanticleer Holdings Inc. and holders of 8% Non-convertible Secured Debentures (Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K, as filed May 5, 2017)

10.33	Satisfaction, Settlement and Release Agreement dated May 2, 2017 by and between Chanticleer Holdings Inc. and Florida Mezzanine Fund, LLLP (Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K, as filed May 5, 2017)

10.34	Amendment to Securities Purchase Agreement by and between Chanticleer Holdings, Inc. and holders of 8% Non-convertible Secured Debentures executed August 7, 2017 (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, as filed August 9, 2017)

10.35	Form of Indemnification Agreement (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, as filed August 30, 2017)

10.36	Form of Securities Purchase Agreement dated October 12, 2016 by and between the Company and accredited investors (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, as filed October 13, 2017)

21	Subsidiaries of the Company (Incorporated by reference to Exhibit 21 to Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed March 31, 2017)

23.1	Consent of Cherry Bekaert LLP, Independent Registered Public Accounting Firm+

23.2	Consent of Libertas Law Group Inc. (included in Exhibit 5.1)

*	Compensatory plan or arrangement
+	Previously filed with the initial filing of this registration statement.

Our SEC file number reference for documents filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, is 001-35570. Prior to June 7, 2012, our SEC file number reference was 000-29507.

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